Exhibit 99.1

AmeriCredit Corp.

RESTRICTED STOCK UNIT GRANT AGREEMENT

This Restricted Stock Unit Grant Agreement (the "Grant Agreement"), effective as of the 25th day of October, 2006 (the "Award Date"), is between AmeriCredit Corp. (the "Company") and _________________(the "Participant").

WITNESSETH:

WHEREAS, the Company has adopted the Second Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp. (the "Plan"), which was adopted by the Company's Board of Directors (the "Board"), and which provides for the grant or credit of restricted stock units ("RSUs") to the Participant and which, upon vesting and distribution of the RSU awards, provides shares of the Company's Common Stock to the Participant;

WHEREAS, the Participant has been granted or credited an award of RSUs on the Award Date; and

WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the grant and/or credit.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

    The Company awards to the Participant on the Award Date __________ RSUs.

    The RSUs granted under this Grant Agreement will vest as follows:

    1/2 on the Award Date

    1/2 on __________

    To the extent that the RSUs do not vest, the RSUs will become forfeited.

    Actual shares of Company Stock equal in the amount to the number of RSUs that have vested, will be distributed to the Participant upon one of the following: (a) separation from the Board of Directors, (b) a Change in Control, (c) death, (d) Disability, or (e) the fifth anniversary of the Award Date (collectively, the "Distribution Dates").

    There shall be no formal or informal funding of the liability under the Plan or Grant Agreement of any deferred fees in any trust the sites of which is outside the United States, and furthermore, no funding through a rabbi trust, secular trust, or any other funding arrangement prohibited by Code Section 409A may occur due to a detrimental change in the financial status of the Company.

    Acceleration or delays permitted by Code Section 409A, and only such accelerations or delays, are specifically permitted for amounts earned and vested on or after January 1, 2005.

6. This Award and rights and privileges conferred herewith shall not be sold, transferred, encumbered, hypothecated, or otherwise anticipated by the Participant, except as provided for under the terms of the Plan. This Award is not liable for or subject to, in whole or in part, the debts, contracts, liabilities, or torts of the Participant, nor shall it be subject to garnishment, attachment, execution, levy, or other legal or equitable process.

    This Grant Agreement shall be binding upon and inure to the benefits of the successors and assigns of the parties hereto.

    The interpretation, performance and enforcement of this Grant Agreement shall be governed by the laws of Texas.

    The invalidity or unenforceability of any provision of this Grant Agreement shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect.

    Except to the extent specifically set forth in this Grant Agreement, the Participant's rights under this Grant Agreement are governed in all aspects by the terms of the Plan, which are incorporated herein, including the provisions that authorize the Plan Administrator to administer and interpret the Plan and that provide that the Plan Administrator's decisions, determinations, and interpretations with respect to the Plan are final and conclusive on all persons affected hereby. Additionally, capitalized words, if not defined herein, shall be given the same meaning as under the terms of the Plan, unless the context requires a different meaning.

IN WITNESS WHEREOF, the parties hereto have executed this Grant Agreement as of the 25th day of October, 2006.

AmeriCredit Corp.

By:_____________________

Name:___________________

Title:____________________

PARTICIPANT

By: ______________________

Name:____________________